[*] indicates that a confidential portion of the text of this agreement has been omitted and filed separately with the Securities and Exchange Commission

                                SECOND AMENDMENT
                                       TO
                     CONVERTIBLE SUBORDINATED NOTE AGREEMENT

                                 April 14, 1999

                  This amendment (this "Second Amendment") is made and entered into as of the date first written above by and between Genentech, Inc., a Delaware corporation having its principal executive office at 1 DNA Way, South San Francisco, California 94080 ("Genentech"), and XOMA Ltd., a Bermuda company having its principal office at 2910 Seventh Street, Berkeley, California 94710 ("XOMA"), to amend that certain Convertible Subordinated Note Agreement, dated as of April 22, 1996 (the "Note Agreement"), by and between Genentech and XOMA, as amended by that certain amendment, dated June 13, 1996 (the "First Amendment"), to the Note Agreement.

                  Genentech and XOMA agree to amend the Note Agreement as follows:

                  1. To replace Schedule A attached thereto with Schedule A attached hereto.

                  2.     To add the following sentence to the end of Section
1(c):

                         "In addition, as a condition to the Lender's obligation to extend to the Company the first additional loan after April 14, 1999 pursuant to Section 7.2 of the Collaboration Agreement, the Lender shall have received an opinion dated as of the Closing Date of such loan, in form and substance reasonably satisfactory to the Lender, from Conyers Dill & Pearman, Bermuda counsel to the Company, covering the topics covered in paragraphs 1 (with reference to Bermuda law and the business of the Company as described in its most recent Annual Report on Form 10-K), 2 (other than the provisions thereof relating to enforceability), 3 (with reference to the current capitalization of the Company), 5, 6, 7 (with reference to Bermuda law) and 8 (with reference to Bermuda law) of the previously delivered opinion of Cahill Gordon & Reindel dated April 22, 1996.

                         3.   To delete Section 1(h), which was added by the
First Amendment, and replace it with a new Section 1(h) that reads in full as follows:

                              "(h) Conversion of Excess Borrowings. In the event
                         that the Lender's Ownership Interest on any particular date exceeds the Threshold Percentage of the Company's Market Capitalization on such date, an amount of the Company's borrowings (together with accrued and unpaid interest) under this Note equal to such excess (any such amount is referred to herein as "Excess Borrowings") shall, at the option of the Lender, be converted into Series B Preference Shares pursuant to the conversion procedures and other provisions of Section 4 hereof, such option to be exercisable by prior written notice to the Company delivered not more than 15 trading days after such date. The following terms as used in this Note shall have the following meanings:

                              "Ownership Interest" means, on a particular date,
                         the sum of the principal amount of the Company's borrowings outstanding under this Note, plus all accrued and unpaid interest, plus the aggregate Market Value of that number, up to 50,000 shares, of Common Shares of the Company owned by the Lender on such date.

                                    "Threshold Percentage" means [*] percent
                           ([*] %), or such lower percentage as may be required in order for the Lender to comply with the test for loan impairment under U.S. generally accepted accounting principles (as applied by the Lender) as in effect from time to time.

                                    "Market Capitalization" means on a
                           particular date, the sum of (i) the product of (A) the per share Market Value of the Company's voting Common Shares multiplied by (B) the sum of (1) the number (to be provided by the Company upon request of the Lender) of the Company's voting Common Shares then outstanding plus (2) the number (to be provided by the Company upon the request of the Lender) of voting Common Shares issuable upon the exercise of outstanding options issued by the Company for the purchase thereof to the extent that the exercise price thereof is at or below the per share Market Value of the Common Shares on such date plus (3) the number (to be provided by the Company upon the request of the Lender) of voting Common Shares issuable upon conversion on such date of any outstanding Series B Preference Shares, Series C Preference Shares and other Convertible Securities, plus (ii) the entire principal amount of the Company's borrowings outstanding under this Note, together with all accrued and unpaid interest. For purposes of this definition, no security of the Company will be counted more than once.

                                    "Market Value" means, on a particular date,
                           with respect to the Company's Common Shares, the average of the closing sale prices for the Company's Common Shares on the principal exchange or market on which such shares are registered, listed or admitted for trading, as reported in The Wall Street Journal (Western Edition), for the immediately preceding fifteen (15) trading days.

                                    "Convertible Securities" means any other
                           securities of the Company that are, by their terms as in effect on such date, directly or indirectly convertible into voting Common Shares of the Company; provided that the per share conversion price of such securities is at or below the current Market Value of the Common Shares into which such securities are convertible on such date."

                  4. To reverse the amendment to Section 3(d) made by the First Amendment, and return to the original language of the Note Agreement.

                  5. To reverse the amendment to Section 4(a) made by the First Amendment, and to return to the original language of the Note Agreement as amended by this Second Amendment.

                  6.     To insert, after clause (iii) of the first sentence of
Section 4(a) (but before the defined term at the end thereof), a new clause (iv) that reads in full as follows:

                         "(iv) with respect to any Excess Borrowings, as determined pursuant to Section 1(h) of this Note (but only with respect to such Excess Borrowings), upon receipt by the Company of the notice provided for in
                         Section 1(h)."

                  7. To insert into the third sentence (after giving effect to this Second Amendment) of Section 4(a) the words "or any Excess Borrowings" and a comma after each of the three occurrences of the words "or the applicable Tranche," and before each of the three occurrences of the words "as the case may be", such that the sentence reads as follows:

                         "The number of Series B Preference Shares into which this Note or the applicable Tranche, or any Excess Borrowing, as the case may be, shall be converted (the "Conversion Shares") shall be determined by dividing the sum of the aggregate unpaid principal amount of this Note or the applicable Tranche, or any Excess Borrowings, as the case may be, and the unpaid accrued interest on this Note or the applicable Tranche, or any Excess Borrowings, as the case may be, by the Conversion Price (as defined below) and rounding the result to the nearest whole integer."

                  8. To add two new sentences to the end of Section 4(a) that read in full as follows:

                         "The conversion of any Excess Borrowings hereunder shall first be applied against the most recently extended Tranche, and then against each preceding Tranche through to Tranche A. Each such conversion and the reduction in the amounts of each Tranche shall be recorded on Schedule B attached hereto at the time of such conversion."

                  9. To insert the parenthetical words "(or any portion thereof)" immediately after each of the three occurrences of the word "Tranche" in Section 4(b).

                  10. To replace the notice provisions with respect to Genentech and XOMA in Section 7(a) in their entirety with the following:

                           "If to the Lender, to:

                                    Genentech, Inc.
                                    1 DNA Way
                                    South San Francisco, CA  94080-4990
                                    Telephone:  (650) 225-1000
                                    Facsimile:  (650) 952-9881

                                    Attention:  Corporate Secretary

                           If to the Company, addressed to:

                                    XOMA Ltd.
                                    2910 7th Street
                                    Berkeley, CA  94710
                                    Telephone:  (510) 644-1170
                                    Facsimile:  (510) 649-7571

                                    Attention:  Corporate Secretary"

                  11. To replace all references to "XOMA Corporation" with references to "XOMA Ltd.", which is a Bermuda company that is the successor in interest to XOMA Corporation, a Delaware company.

                  12. To replace all references to "Series E Preferred Stock" with references to "Series B Preference Shares."

                  13. To replace all references to "Common Stock" with references to "Common Shares."

                  All other terms and conditions of the Note Agreement and the First Amendment shall remain unchanged by this Second Amendment. The parties have agreed that this Second Amendment will be governed by and construed in accordance with the laws of the State of Delaware.

                  This Note Agreement may be executed in two counterparts, each of which will be deemed an original, but both of which together will constitute one and the same instrument.

                            [signature page follows]

                  IN WITNESS WHEREOF, this Note Agreement has been executed and delivered on the date first written above by duly authorized representatives of the parties hereto.

GENENTECH INC.                              XOMA LTD.
By: /s/ Louis J. Lavigne, Jr.               By:  /s/ Christopher J. Margolin
    --------------------------                   ---------------------------
    Name:   Louis J. Lavigne, Jr.                Name:   Christopher J. Margolin
    Title:  Executive Vice President and         Title:  Vice President,
            Chief Financial Officer                      General Counsel and
                                                         Secretary